NEWS RELEASE
Cornerstone Building Brands Reports Record First-Quarter 2021 Results
•Posted strong first-quarter net sales growth of 13.8%, primarily from strong residential volume
•Generated $55 million of income from operations
•Delivered $139 million of Adjusted EBITDA, 42% higher than prior year pro forma Adjusted EBITDA
•Achieved eighth consecutive quarter of year-over-year Adjusted EBITDA margin expansion in all segments
•Reduced net debt leverage ratio to 4.6x; 0.6x better than prior year
CARY, NC, May 11, 2021 - Cornerstone Building Brands, Inc. (NYSE: CNR) (the “Company”), the largest manufacturer of exterior building products in North America, today reported first-quarter 2021 net sales of $1,267.0 million and net loss of $1.7 million or one cent per diluted share. This compares with net sales of $1,113.8 million and net loss of $542.1 million or $4.30 loss per diluted share in the same quarter last year.
Adjusted EBITDA1 for the first quarter of 2021 was $139.1 million or 11.0 percent of net sales, an improvement of 230 basis points from the same pro forma period a year ago, with 5 percent fewer ship days. The improvement was primarily due to higher volume leverage from robust demand for residential products and benefits from cost reduction initiatives partially offset by price/mix, net of inflation. Additionally, the Company achieved its eighth consecutive quarter of year-over-year Adjusted EBITDA1 margin expansion.
“We delivered exceptional first-quarter results, achieving record growth in net sales and Adjusted EBITDA,” said James S. Metcalf, Chairman and Chief Executive Officer. “We effectively leveraged the strengths of our business model to capitalize on the strong residential end markets and navigated through the demand driven supply chain disruptions to deliver better-than-expected volumes. The team’s strong operational execution is positioning Cornerstone Building Brands for long-term profitable growth.”
Segment Results Versus Prior Year
Due to the timing of the Company’s fiscal calendar, the first quarter of 2021 had three fewer ship days than the first quarter of 2020, which was approximately 5 percent less ship days.
•Windows segment net sales for the quarter were $527.3 million, an increase of 17.6 percent from the prior-year quarter. Strong volumes across all channels of 15 percent coupled with favorable price/mix as a result of increased prices in response to rising commodity costs and other inflationary impacts drove the increase. Adjusted EBITDA1 was $61.0 million or 11.6 percent of net sales, an improvement of 250 basis points. The improvement was a result of the increased volume and benefits from cost saving initiatives.
•Siding segment net sales for the quarter were $316.4 million an increase of 26.9 percent versus the pro forma1 first- quarter 2020. During the quarter, order momentum was strong as wholesale and retail demand outpaced prior year driving 19 percent higher shipped volume and slightly favorable price/mix as a result of increased prices in response to rising commodity costs and other inflationary impacts. Adjusted EBITDA1 was $57.1 million or 18.1 percent of net sales, an improvement of 260 basis points. The improvement was a result of the increased volume and realized benefits from cost savings initiatives, primarily in selling, general and administrative expenses.
•Commercial segment net sales for the quarter were $423.4 million, essentially flat to the prior-year quarter due to unfavorable volume from three less ship days in the first quarter of 2021 as compared to the first quarter of 2020 partially offset by favorable price/mix as a result of increased prices in response to rising commodity costs and other inflationary impacts. Adjusted EBITDA1 was $53.4 million or 12.6 percent of net sales, an improvement of 180 basis points. Manufacturing efficiencies and realized benefits from cost savings initiatives were slightly offset by $7 million of unfavorable price/mix, net of inflation due to the pace of rising steel costs.
(1)Adjusted and pro forma financial metrics used in this release, including Adjusted EBITDA, are non-GAAP measures. See reconciliations of GAAP results to adjusted results and pro forma results in the accompanying tables. A reconciliation of the forecasted range for the second quarter of 2021 is not included in this release. See "Non-GAAP Financial Measures" below.

Balance Sheet and Liquidity
The Company generated strong cash flow from operations of $20.0 million, a cash generation improvement of $22.3 million over first-quarter 2020. Capital expenditures were $21.2 million, with approximately 50 percent invested in innovative product offerings and process automation that are expected to generate profitable growth in the future.
Free cash flow2 was a use of cash of $1.2 million, an increase of $28.6 million over the same period last year. The improvement was primarily driven by higher earnings generation in the period and the timing of payments associated with volume related expenses, partially offset by investments in working capital to support market demand.
The Company ended the quarter with approximately $666.7 million of unrestricted cash on hand and $1,353 million of liquidity. Additionally, the net debt leverage ratio improved to 4.6x at the end of the first quarter 2021 compared with 5.2x at the end of the first-quarter 2020.
Outlook
Second-Quarter 2021 Guidance
•The Company expects net sales to be between $1,375 million and $1,425 million as a result of:
◦Strong single-family housing and repair and remodel end-market momentum
◦Improving non-residential end-markets
◦Material shortages and inflation impacts driving price actions
•Gross Profit is anticipated to be between $305 million and $325 million
◦Adjusted EBITDA1 is expected to be between $185 million and $200 million
Additional Fiscal Year 2021 Guidance
•Cost savings initiatives of approximately $75 million to $80 million
•Return of near-term costs of approximately $20 million to $30 million
•Capital spending is projected to be approximately 2.0% - 2.5% of net sales
•Cash interest expense is expected to be approximately $200 million
•Cash tax rate expected to be approximately 30%
•Expect to improve net debt leverage by 3/4 to one turn

(1)Adjusted and pro forma financial metrics used in this release, including Adjusted EBITDA, are non-GAAP measures. See reconciliations of GAAP results to adjusted results and pro forma results in the accompanying tables. A reconciliation of the forecasted range for the second quarter of 2021 is not included in this release. See "Non-GAAP Financial Measures" below.
(2)Free cash flow is defined as net cash provided by operating activities less capital expenditures.

Conference Call Information
The Company will host a conference call at 9:00 a.m. EDT on Wednesday, May 12 to discuss its financial performance with investors and securities analysts. The financial results and supplemental information will be available online at investors.cornerstonebuildingbrands.com.
To register, please use this link http://www.directeventreg.com/registration/event/7387476.
After registering, an email confirmation with dial-in details and an unique entry code will be sent. Registration is open throughout the live call, however, to ensure you are connected for the entirety, please register at least 10 minutes before the start of the call. Additional call participation options are as follows:
By Webcast: Cornerstone Building Brands 1Q21 Earnings Call
Date: Wednesday, May 12, 2021
Time: 9:00 a.m. Eastern Daylight Time
Access link: Visit the Events & Presentations section of the Investors Page on the website or online at investors.cornerstonebuildingbrands.com or access directly at
http://www.directeventreg.com/registration/event/7387476

Replay dial-in will be available through May 26, 2021
Dial-in number: 800-585-8367
Replay code: 7387476

About Cornerstone Building Brands
Cornerstone Building Brands is the largest manufacturer of exterior building products for residential and low-rise non- residential buildings in North America. Headquartered in Cary, North Carolina, the organization serves residential and commercial customers across new construction and repair and remodel markets. As the #1 manufacturer of vinyl windows, vinyl siding, insulated metal panels, metal roofing and wall systems and metal accessories, Cornerstone Building Brands combines an expansive portfolio of strong brands and quality products with a broad multi-channel distribution platform that includes approximately 20,500 employees at manufacturing, distribution and branch office locations throughout North America. At Cornerstone Building Brands, corporate stewardship is a responsibility that is deeply embedded in our 75-year history. We are committed to our purpose of contributing positively to the communities where we live, work and play. For more information, visit us at www.cornerstonebuildingbrands.com.

Investor Relations
Tina Beskid
1-866-419-0042
info@investors.cornerstonebuildingbrands.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast,” “target” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/ or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Such forward-looking statements may include, but are not limited to, statements concerning our market commentary and performance expectations, including our second quarter 2021 forecasted net sales, gross profit, and Adjusted EBITDA, and our fiscal year 2021 forecasted cost savings initiatives, return of near-term costs, net debt leverage, capital spending, cash interest expense, cash tax rate and other consolidated financial performance guidance. Among the factors that could cause actual results to differ materially include, but are not limited to, industry cyclicality and seasonality and adverse weather conditions, challenging economic conditions affecting the nonresidential construction industry, downturns in the residential new construction and repair and remodeling end markets, or the economy or the availability of consumer credit, volatility in the United States (“U.S.”) economy and abroad, generally, and in the credit markets, the severity, duration and spread of the COVID-19 pandemic, as well as actions that may be taken by the Company or governmental authorities to contain COVID-19 or to treat its impact; an impairment of our goodwill and/or intangible assets; our ability to successfully develop new products or improve existing products and market acceptance of such products, the effects of manufacturing or assembly realignments, seasonality of the business and other external factors beyond our control, commodity price volatility and/or limited availability of raw materials, including steel, PVC resin, glass and aluminum, our ability to identify and develop relationships with a sufficient number of qualified suppliers and to avoid a significant interruption in our supply chains, retention and replacement of key personnel, enforcement and obsolescence of our intellectual property rights, costs related to compliance with, violations of or liabilities under environmental, health and safety laws, changes in building codes and standards, competitive activity and pricing pressure in our industry, our ability to make strategic acquisitions accretive to earnings, our ability to carry out our restructuring plans and to fully realize the expected cost savings, global climate change, including legal, regulatory or market responses thereto, breaches of our information system security measures, damage to our computer infrastructure and software systems, necessary maintenance or replacements to our enterprise resource planning technologies, potential personal injury, property damage or product liability claims or other types of litigation, compliance with certain laws related to our international business operations, increases in labor costs, inability to attract and retain employees, potential labor disputes, union organizing activity and work stoppages at our facilities or the facilities of our suppliers, significant changes in factors and assumptions used to measure certain of our defined benefit plan obligations and the effect of actual investment returns on pension assets, the cost and difficulty associated with integrating and combining acquired businesses, volatility of the Company’s stock price, substantial governance and other rights held by our sponsor investors, the effect on our common stock price caused by transactions engaged in by our sponsor investors, our directors or executives, our substantial indebtedness and our ability to incur substantially more indebtedness, limitations that our debt agreements place on our ability to engage in certain business and financial transactions, our ability to obtain financing on acceptable terms, downgrades of our credit ratings, and the effect of increased interest rates on our ability to service our debt. See also the “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release. A reconciliation of the forecasted range for Adjusted EBITDA for the second quarter of 2021 is not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the GAAP measure or the individual adjustments for such reconciliation. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors.

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 3, 2021	April 4, 2020
Net sales	$1,267,032	$1,113,811
Cost of sales	1,007,303	882,924
Gross profit	259,729	230,887
	20.5%	20.7%

Selling, general and administrative expenses	153,168	164,954
Intangible asset amortization	46,202	44,861
Restructuring and impairment charges, net	1,838	13,835
Strategic development and acquisition related costs	3,313	4,857
Goodwill impairment	—	503,171
Income (loss) from operations	55,208	(500,791)
Interest income	117	338
Interest expense	(56,499)	(54,835)
Foreign exchange loss	(26)	(4,137)
Other income (expense), net	337	(662)
Loss before income taxes	(863)	(560,087)
Provision (benefit) for income taxes	792	(18,014)
	(91.8)%	3.2%

Net loss	(1,655)	(542,073)
Net income allocated to participating securities	—	—
Net loss applicable to common shares	$(1,655)	$(542,073)

Loss per common share:
Basic	$(0.01)	$(4.30)
Diluted	$(0.01)	$(4.30)

Weighted average number of common shares outstanding:
Basic	125,506	126,093
Diluted	125,506	126,093

Increase (decrease) in sales	13.8%	4.6%

Selling, general and administrative expenses percentage of net sales	12.1%	14.8%

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 3, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$666,717	$674,255
Restricted cash	6,223	6,223
Accounts receivable, net	601,476	554,649
Inventories, net	494,092	431,937
Income taxes receivable	31,403	39,379
Investments in debt and equity securities, at market	2,527	2,333
Prepaid expenses and other	84,127	77,751
Assets held for sale	3,909	4,644
Total current assets	1,890,474	1,791,171

Property, plant and equipment, net	628,198	631,821
Lease right-of-use assets	260,424	264,107
Goodwill	1,195,983	1,194,729
Intangible assets, net	1,540,470	1,584,604
Deferred income taxes	2,411	1,867
Other assets, net	10,346	10,191
Total assets	$5,528,306	$5,478,490

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$25,600	$25,600
Accounts payable	260,930	211,441
Accrued compensation and benefits	73,962	81,548
Accrued interest	38,515	25,485
Accrued income taxes	5,650	5,060
Current portion of lease liabilities	69,042	70,125
Other accrued expenses	255,288	247,893
Total current liabilities	728,987	667,152

Long-term debt	3,559,339	3,563,429
Deferred income taxes	263,641	269,792
Long-term lease liabilities	194,672	198,875
Other long-term liabilities	324,020	337,437
Total long-term liabilities	4,341,672	4,369,533

Common stock	1,258	1,255
Additional paid-in capital	1,260,946	1,257,262
Accumulated deficit	(766,340)	(764,685)
Accumulated other comprehensive loss, net	(36,267)	(51,517)
Treasury stock, at cost	(1,950)	(510)
Total stockholders’ equity	457,647	441,805

Total liabilities and stockholders’ equity	$5,528,306	$5,478,490

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	April 3, 2021	April 4, 2020
Cash flows from operating activities:
Net loss	$(1,655)	$(542,073)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	72,615	69,769
Non-cash interest expense	2,314	2,274
Share-based compensation expense	3,302	3,387
Goodwill impairment	—	503,171
Asset impairment	493	3,079
Provision for credit losses	676	725
Deferred income taxes	(9,729)	(35,734)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(47,157)	20,532
Inventories	(62,028)	(20,724)
Income taxes	7,976	18,212
Prepaid expenses and other	(7,755)	1,554
Accounts payable	49,424	12,461
Accrued expenses	8,597	(40,662)
Other, net	2,958	1,805
Net cash provided by (used in) operating activities	20,031	(2,224)
Cash flows from investing activities:
Acquisitions, net of cash acquired	(180)	(39,857)
Capital expenditures	(21,230)	(27,567)
Proceeds from sale of property, plant and equipment	715	—
Net cash used in investing activities	(20,695)	(67,424)
Cash flows from financing activities:
Proceeds from stock options exercised	486	—
Proceeds from ABL facility	—	345,000
Proceeds from cash flow revolver	—	115,000
Payments on term loan	(6,404)	(6,405)
Payments related to tax withholding for share-based compensation	(1,541)	(327)
Net cash provided by (used in) financing activities	(7,459)	453,268
Effect of exchange rate changes on cash and cash equivalents	585	(2,302)
Net increase (decrease) in cash, cash equivalents and restricted cash	(7,538)	381,318
Cash, cash equivalents and restricted cash at beginning of period	680,478	102,307
Cash, cash equivalents and restricted cash at end of period	$672,940	$483,625
Supplemental disclosure of cash flow information
Interest paid, net of amounts capitalized	$40,913	$36,931
Taxes paid, net	$1,949	$392

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) PER DILUTED COMMON SHARE AND
NET INCOME (LOSS) COMPARISON
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 3, 2021	April 4, 2020
Net loss per diluted common share, GAAP basis	$(0.01)	$(4.30)
Restructuring and impairment charges, net	0.01	0.11
Strategic development and acquisition related costs	0.03	0.04
Non-cash loss on foreign currency transactions	—	0.03
Goodwill impairment	—	3.99
Customer inventory buybacks	—	—
COVID-19(3)	(0.01)	0.01
Other, net	0.03	0.01
Tax effect of applicable non-GAAP adjustments(1)	(0.02)	(1.09)
Adjusted net income (loss) per diluted common share(2)	$0.03	$(1.20)

	Three Months Ended
	April 3, 2021	April 4, 2020
Net loss applicable to common shares, GAAP basis	$(1,655)	$(542,073)
Restructuring and impairment charges, net	1,838	13,992
Strategic development and acquisition related costs	3,313	4,857
Non-cash loss on foreign currency transactions	26	4,137
Goodwill impairment	—	503,171
Customer inventory buybacks	—	120
COVID-19(3)	(643)	1,230
Other, net	3,178	1,138
Tax effect of applicable non-GAAP adjustments(1)	(2,005)	(137,448)
Adjusted net income (loss) applicable to common shares(2)	$4,052	$(150,876)

(1)The Company calculated the tax effect of non-GAAP adjustments by applying the applicable federal and state statutory tax rate for the period to each applicable non-GAAP item.
(2)The Company discloses a tabular comparison of Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares should not be considered in isolation or as a substitute for net income (loss) per diluted common share and net income (loss) applicable to common shares as reported on the face of our consolidated statements of operations.
(3)Costs included within the COVID-19 line item for the three months ended April 3, 2021 and April 4, 2020 include incremental labor costs due to quarantine related absenteeism, incremental facility cleaning costs, pandemic related supplies and personal protective equipment for employees, among other costs.
Certain amounts in this release have been subject to rounding adjustments. Accordingly, amounts shown as totals may not be the arithmetic aggregation of the individual amounts that comprise or precede them.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Consolidated

	Three Months Ended
	April 3, 2021	April 4, 2020
Net sales	$1,267,032	$1,113,811
Impact of Kleary Acquisition(1)	$—	$8,358
Pro forma net sales	$1,267,032	$1,122,169

Gross profit	$259,729	$230,887
	20.5%	20.7%

Operating income (loss), GAAP	$55,208	$(500,791)
Restructuring and impairment charges, net	1,838	13,992
Strategic development and acquisition related costs	3,313	4,857
Goodwill impairment	—	503,171
Customer inventory buybacks	—	120
COVID-19	(643)	1,230
Other, net	3,178	1,138
Adjusted operating income	62,894	23,717

Other income (expense), net	337	(662)
Depreciation and amortization	72,615	69,769
Share-based compensation expense	3,302	3,387
Adjusted EBITDA	139,148	96,211

Impact of Kleary acquisition(1)	—	1,869
Pro Forma Adjusted EBITDA	$139,148	$98,080
Pro forma Adjusted EBITDA as a % of pro forma Net sales	11.0%	8.7%
(1)Reflects the net sales and Adjusted EBITDA of Kleary Masonry, Inc. for the period January 1, 2020 to March 1, 2020.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Windows

	Three Months Ended
	April 3, 2021	April 4, 2020
Net Sales	$527,263	$448,450

Gross profit	$92,534	$74,001
	17.5%	16.5%

Operating income (loss), GAAP	$29,362	$(313,190)
Restructuring and impairment charges, net	932	1,466
Strategic development and acquisition related costs	—	16
Goodwill impairment	—	320,990
COVID-19	—	928
Other, net	—	785
Adjusted operating income	30,294	10,995

Other income (expense), net	(87)	—
Depreciation and amortization	30,798	29,853
Adjusted EBITDA	$61,005	$40,848
Adjusted EBITDA as a % of Net Sales	11.6%	9.1%

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Siding

	Three Months Ended
	April 3, 2021	April 4, 2020
Net Sales	$316,391	$241,043
Impact of Kleary Acquisition(1)	—	8,358
Pro forma net sales	$316,391	$249,401

Gross profit	$75,999	$59,042
	24.0%	24.5%

Operating income (loss), GAAP	$27,528	$(168,867)
Restructuring and impairment charges, net	141	1,091
Strategic development and acquisition related costs	323	21
Goodwill impairment	—	176,774
Customer inventory buybacks	—	120
COVID-19	13	—
Other, net	—	(412)
Adjusted operating income (loss)	28,005	8,727

Other income (expense), net	(32)	—
Depreciation and amortization	29,148	28,007
Adjusted EBITDA	57,121	36,734

Impact of Kleary acquisition(1)	—	1,869
Pro Forma Adjusted EBITDA	$57,121	$38,603
Pro Forma Adjusted EBITDA as a % of Pro Forma Net Sales	18.1%	15.5%

(1)Reflects the net sales and Adjusted EBITDA of Kleary Masonry, Inc. for the period January 1, 2020 to March 1, 2020.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Commercial

	Three Months Ended
	April 3, 2021	April 4, 2020
Net Sales	$423,378	$424,318

Gross profit	$91,196	$97,844
	21.5%	23.1%

Operating income, GAAP	$41,585	$16,841
Restructuring and impairment charges, net	672	11,705
Strategic development and acquisition related costs	58	(105)
Goodwill impairment	—	5,407
COVID-19	(774)	302
Other, net	163	811
Adjusted operating income	41,704	34,961

Other income (expense), net	354	114
Depreciation and amortization	11,360	10,901
Adjusted EBITDA	$53,418	$45,976
Net Sales as a % of Adjusted EBITDA	12.6%	10.8%

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)
	Three Months Ended
	April 3, 2021	April 4, 2020
Net cash provided (used) in operating activities	$20,031	$(2,224)
Less: Capital expenditures	(21,230)	(27,567)
Free cash flow	$(1,199)	$(29,791)